NCR Atleos Investor Update December 5, 2023 Tim Oliver, Chief Executive Officer Paul Campbell, Chief Financial Officer Stuart MacKinnon, Chief Operating Officer 1

Forward-Looking Statements NCR Atleos Corporation (“NCR Atleos,” “Atleos” or the “Company”), cautions that comments made during this presentation and in these materials contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward- looking statements use words such as “expect,” “target,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “would,” “potential,” “positioned,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company's plans, targets, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in these materials include, without limitation, statements regarding the future commercial or financial performance of the Company following the separation from NCR Voyix Corporation (“Voyix”), and value creation and ability to innovate and drive growth generally as a result of such transaction; the expected financial performance of the Company for year-end 2023 and targets for 2024; the Company's net leverage ratio targets for year-end 2024 and long-term; our expectations of demand for our solutions and execution, and the impact thereof on our financial results in 2023; our expected areas of focus and strategy to drive growth and profitability and create long-term stockholder value, including key performance indicator targets and expectations for 2024; the Company's focus on advancing strategic growth initiatives and transforming the Company into a software-led ATM-as-a-service company with a higher mix of recurring revenue streams, including the Company's focus on driving efficiencies and standardizing cloud-native service offerings; statements regarding redeployment priorities, and future capital allocation priorities (including opportunistic share repurchases) and our expected free cash flow for 2024; expectations regarding future dividend payout; and our expectations of NCR Atleos' ability to deliver increased value to customers and stockholders. 2

Forward-Looking Statements Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company's control, including the failure of NCR Atleos to achieve some or all of the expected strategic benefits or opportunities expected from the spin-off, that NCR Atleos may incur material costs and expenses as a result of the spin-off, that NCR Atleos has no history operating as an independent, publicly traded company, and NCR Atleos's historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of its future results, NCR Atleos's obligation to indemnify NCR Voyix pursuant to the agreements entered into connection with the spin- off (including with respect to material taxes) and the risk NCR Voyix may not fulfill any obligations to indemnify NCR Atleos under such agreements, that under applicable tax law, NCR Atleos may be liable for certain tax liabilities of NCR Voyix following the spin-off if NCR Voyix were to fail to pay such taxes, that agreements binding on NCR Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions, potential liabilities arising out of state and federal fraudulent conveyance laws, the fact that NCR Atleos may receive worse commercial terms from third-parties for services it presently receives from NCR Voyix, that after the spin-off, certain of NCR Atleos's executive officers and directors may have actual or potential conflicts of interest because of their previous positions at NCR Voyix, potential difficulties in maintaining relationships with key personnel, NCR Atleos will not be able to rely on the earnings, assets or cash flow of NCR Voyix and NCR Voyix will not provide funds to finance NCR Atleos's working capital or other cash requirements. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. As you read and consider this presentation, you should understand that these statements are not guarantees of performance or results. Although the Company believes that assumptions underlying the forward-looking statements contained herein are reasonable, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Additional information concerning these and other factors can be found in the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company's registration statement on Form 10 and amendments thereto, the final information statement, included as an exhibit to the Company's current report on Form 8-K filed with the SEC on August 15, 2023, quarterly reports on Form 10-Q and current reports on Form 8-K. These materials are dated December 5, 2023, and Atleos does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 3

Notes to Investors NON-GAAP MEASURES. While Atleos reports its results in accordance with generally accepted accounting principles in the United States, or GAAP, comments made during this conference call and in these materials will include or make reference to certain "non-GAAP" measures, including: selected measures, such as period-over-period revenue growth; gross margin rate (non-GAAP); diluted earnings per share (non-GAAP); adjusted free cash flow- unrestricted; gross margin (non-GAAP); net debt; adjusted EBITDA; adjusted EBITDA growth; adjusted EBITDA margin; the ratio of net debt to adjusted EBITDA or Net Leverage Ratio; operating income (non-GAAP); interest and other expense (non-GAAP); income tax expense (non-GAAP); effective income tax rate (non-GAAP); and net income (non-GAAP). These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Explanations of these non-GAAP measures, and reconciliations of these non-GAAP measures to their directly comparable GAAP measures, are included in the accompanying "Supplementary Materials" and are available on the Investor Relations page of Atleos's website at www.ncratleos.com. Descriptions of many of these non-GAAP measures are also included in Atleos's SEC reports. TRADEMARKS. All trademarks, service marks and trade names appearing in this presentation are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. USE OF CERTAIN TERMS. As used in these materials: (i) the term "recurring revenue" includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. (ii) the term "annual recurring revenue" or "ARR" is recurring revenue, excluding software license sold as a subscription, for the last three months times four, plus the rolling four quarters for term-based software license arrangements that include customer termination rights. (iii) the term "LTM" means last twelve months. (iv) the term "ARPU" means average revenue per unit. These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. 4

5 Tim Oliver, Chief Executive Officer Business Update

Overview Separation Complete Strategic Progress: ATM-As-A-Service Positive Momentum Heading Into 2024 Solid Third Quarter Results Strong Fundamentals and Opportunity to Create Value

Self Service Banking

Overview: ~$2.6B[1] Annual Revenue

+600,000 Devices Managed Globally

- Stable organic revenue growth
- Strong profitability and cash flow generation
- Supports the largest footprint of ATM's globally
- Industry leading hardware and software solutions provided around the world
- Comprehensive ATM hardware suite driven by software, and application platform
- Best-in-class global service footprint that ensures efficient maintenance and dependability
- Driving productivity and efficiency through technological advancements



Services: 53% of Revenue



Hardware: 30% of Revenue



Software: 17% of Revenue

Recent Performance

Operational & Strategic Highlights

- Continued international ATMaaS expansion with first signed ATMaaS offering in the Philippines and Saudi Arabia
- ATMaaS units increased 46% y/y coupled with robust current sales backlog and pipeline confirming customer demand for ATMaaS
- Recurring revenue increased 10% y/y driven by growth in ATMaaS and Software
- Cost optimization drove margin improvement both in Services and ATMs

Recent Account Wins

Company	Details
Saudi National Bank	1,300+ ATMs including subscription and maintenance for a combination of high-end ATMs/ITMs and operational and consulting services
Union Bank of Philippines	400+ Bank-grade ATMs to be deployed and managed for a multi-year agreement
Old National Bank	Old National Bank recognizes savings by joining acquiree under our ATMaaS subscription for a multi-year agreement
Security Bank of KC	Historical Kansas City bank converts current ATM fleet to ATMaaS by partnering with Atleos to manage fleet and drive cost efficiencies

(1) 2024 Projected

7

Network Segment

Overview: ~$1.4B[1] Annual Revenue

+80,000 Self-Service Terminals

- Stable organic revenue growth supported by traditional and emerging revenue streams
- Strong profitability and cash flow generation
- Delivering frictionless self-service experience
- Migrating transactions from teller and retail service desk to the ATM


Allpoint ATM
Allpoint
Allpoint

Located in Blue Chip Retail Partners

- Meeting demand of retailers and financial institutions

Recent Performance

Operational & Strategic Highlights

- Strong ATM revenue growth driven by 6% growth for North America withdrawals and favorable mix of higher value transactions
- Continued to expand the ATM base in our international expansion markets
- Quarterly ARPU up double digits y/y, as a result of strong Allpoint performance
- Margin expansion driven by growth in high value transactions

Recent Account Wins

Company	Details
Barcelona International Airport	Competitive win in one of Europe's busiest airports enabling 50M+ travelers access to cash
CashZone	Accelerated expansion in Portugal with +100 units deployed
Kiwibank	5th Largest bank in New Zealand has partnered with Atleos with a ATMaaS management service of their ATMs at 200+ branch and offsite ATMs. Kiwibank is also supplementing their existing fleet with our New Zealand Allpoint network
First Bank	U.S. regional bank with 100-year history expanded client access by joining Allpoint Network

(1) 2024 Projected

8

Takeaways Positive Momentum Heading Into 2024 Solid Third Quarter Results Strong Fundamentals and Opportunity to Create Value Strategic Progress: ATM-As-A-Service

10 Paul Campbell, Chief Financial Officer Financial Review

Total Revenue/Recurring Adjusted EBITDA Non-GAAP Diluted EPS(1) Adjusted Free Cash Flow - Unrestricted $ in millions, except for EPS $140 $71 $111 $197 $198 $210 $1.47 $1.67 $1.77 (1) For all periods presented, non-GAAP diluted EPS is calculated using shares distributed to NCR Corporation shareholders on October 16, 2023. (2) Refer to the definitions in the appendix section of the presentation. Q3 2023 FINANCIAL RESULTS Revenue up 4% y/y; Recurring revenue up 6% y/y Non-GAAP diluted EPS up 20% y/y $1,030 $1,040 $1,067 $724 $730 $765 Adjusted EBITDA up 7% y/y Strong Adjusted Free Cash Flow2 11

Revenue Adjusted EBITDA Key Strategic Metrics Self-Service Banking 12 $ in millions, except units and percentages $631 $654 $656 $173 $140 $172 Recurring Revenue % ATMaaS Units (in thousands) ARR Up 300 bps y/y Up 46% y/y Up 9% y/y 18.0 18.2 12.5 $1,500 $1,551 $1,420 56% 58% 59%

$ in millions, except units and ARPU Network 13 Revenue Adjusted EBITDA Key Strategic Metrics Down 3% y/y Self-Service Banking Terminal Network (in thousands) Up 8% y/y LTM ARPU (in thousands) $313 $309 $335 $99 $91 $113 $14.8 $14.4 $13.7 8384 86

Revenue Q3 2023 Q2 2023 Q3 2022 Self-Service Banking $656 $654 $631 Network 335 309 313 Technology & Telecommunications 49 49 53 Other(1) 27 28 33 Total Atleos $1,067 $1,040 $1,030 Adjusted EBITDA Q3 2023 Q2 2023 Q3 2022 Self-Service Banking $172 $173 $140 Network 113 91 99 Technology & Telecommunications 10 6 11 Other(1) 7 9 8 Corporate (92) (81) (61) Total Atleos $210 $198 $197 (1)Other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. Revenue & Adjusted EBITDA By Segment 14

Preliminary Views on 2024

Revenue: $4.3 - $4.5 billion	• Self Service Banking ~$2.6bn +1-3% y/y • Network ~$1.4bn +5-7% y/y • TNT ~$0.2bn flat y/y; Other $0.2bn • Mix shift to higher margin recurring revenues
Adjusted EBITDA: ~ $800 million	• Incremental EBITDA margin expansion for both key segments • Mix shift to higher margin recurring revenues • Ongoing productivity actions, partially offset by transaction effect
Free Cash Flow: ~$200 million[1] **[increased from $150M in Investors Day]**	• Reduce capital expenditures • Optimize working capital • Emphasis on free cash flow generation
KPI's	• Convert 10-15K units to ATMaaS • Increase Recurring Revenue Mix by 400 bps to ~73% • Increase revenue per Network End Points

(1) Refer to the definitions in the appendix section of the presentation.

15

ATMaaS Modeling Assumptions

SSB Segment Model Drivers

ATMaaS	2023E	2024E	2027E
Units Year End	~20K	~35K	~125K
Units Avg. for Year)	~15K	~27.5K	~105K
Revenue (millions)	$150M	$260M	$1,250M
Capex $ per Unit	~$10K	~$10K	~$10K
SSB Total Segment			
Installed Base Units Avg. For Year	~520K+	~520K+	~520K+
Revenue (billions)	~$2.6B	+1%-3%	$3.5B
Gross Margin	~32%	Up Slightly	40% - 42%
Adj EBITDA Margin[1]	~25%	Up Slightly	34% - 36%
Maintenance capex (millions)	~$80	~$80	~$100
SSB Segment Revenue Mix by Type			
Recurring	~58%	~60%	~80%
Non-recurring	~42%	~40%	~20%
SSB Gross Margin by Revenue Type			
Recurring	~38%	39%-41%	43% - 45%
Non-recurring	~24%	23%-25%	23% - 25%

Model assumptions

1. ~12-15% of the installed base is replaced annually
2. ATMaaS will account for an increasing share of replacements over the forecast reaching 50% in 2027

Legacy SSB vs. ATMaaS FCF Walk

Below are illustrative examples of FCF mechanics of a contract for our SSB legacy business vs. ATMaaS. These are based on blended rates by geography and ATM types.

$ in thousands

Legacy SSB Contract FCF Economics

Year	Revenues	Gross Profit*	Hardware Capex	FCF[2]
1	$13.1	$2.7	$0	$2.7
2	3.3	1.3	0	1.3
3	3.4	1.4	0	1.4
4	3.5	1.4	0	1.4
5	3.6	1.4	0	1.4
6	3.7	1.5	0	1.5
7	3.8	1.5	0	1.5
Total	**$34.4**	**$11.2**	**$0**	**$11.2**

ATMaaS SSB Contract FCF Economics

Year	Revenues	Gross Profit*	Hardware Capex	FCF[2]
1	$11.6	$5.0	$(10)	$(5.0)
2	11.9	6.8	0	6.8
3	12.3	7.0	0	7.0
4	12.7	7.2	0	7.2
5	13.0	7.5	0	7.5
6	13.4	7.7	0	7.7
7	13.8	7.9	0	7.9
Total	**$88.7**	**$49.1**	**$(10)**	**$39.1**

* SG&A is relatively similar in both product offerings
(1) Excludes Corporate costs
(2) Excludes operating and corporate costs

16

17 ($ Values in millions) 9/30/23 10-Q Split Adjustments Adjusted Post Split Liquidity $923 $0 $775 Revolving Credit Availability 500 0 500 Cash (unrestricted)* 423 (148)* 275 Total Debt 2,110 835 2,945 Net Debt $1,687 $983 $2,670 Net Leverage Ratio1 NA NA 3.6x Debt Schedule Par Value ( $M) Rate Maturity Revolving Credit ($500M) $0 TSFR +335 2028 Term Loan A 835 TSFR +335 2028 Term Loan B 750 TSFR +485 2029 Snr Secured Notes $1,350 9.5% 2029 Other, weighted average 10 7.2% 2026 Amortization Debt Payments / Maturities ($M) 2024 2025 2026 2027 2028 2029 $73 $89 $118 $142 $642 $1,880 I. Reinvest to support our current business and high return growth opportunities II. Pay down debt to reduce leverage ratio / interest expense III. Implement quarterly dividend to provide consistent return to shareholders IV. Opportunistic share repurchases V. Pursue value enhancing external investment opportunities Financial Position & Capital Allocation Key Balance Sheet Items 2024 Capital Allocation Priorities *Includes $150M pension payment is expected by Q4 2023 (1) Refer to the definitions in the appendix section of the presentation.

18 Q&A

19 Appendix

Certain Terms & Key Performance Indicators (KPIs) Recurring revenue - all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. Annual recurring revenue or “ARR” - recurring revenue, excluding software licenses sold as a subscription, for the last three months times four, plus the rolling four quarters for term-based software license arrangements that include customer termination rights. ITM – Interactive teller machine LTM – Last twelve months ARPU – average revenue per unit ATM – Automated teller machine ATM-as-a-Service (“ATMaaS”) - our turnkey, end-to-end ATM platform solution, whereby we own the ATM and provide comprehensive managed services solutions to financial institutions Liquidity – Borrowing capacity under our senior secured Revolving Credit Facility plus unrestricted cash and cash equivalents Hardware revenue – revenue related to ATM hardware sales Services revenue – revenue related to hardware maintenance, professional services and ATMaaS Software revenue – revenue related to software license, software maintenance and professional installation services SSB – Our Self-Service Banking reportable segment TSFR – Term Secured Overnight Financing Rate (SOFR) 20

Q3 2023 Q3 2022 % Change Revenue $1,067 $1,030 4% Gross Margin 268 241 11% Gross Margin Rate 25.1% 23.4% Operating Expenses 177 138 28% % of Revenue 16.6% 13.4% Operating Income 91 103 (12)% % of Revenue 8.5% 10.0% Interest and other expense, net (1) (3) (67)% Income Tax Expense (Benefit) 147 36 308% Effective Income Tax Rate 163.3% 36.0% Net Income (Loss) attributable to Atleos $(58) $64 (191)% Diluted EPS attributable to Atleos $(0.82) $0.91 (190)% $ in millions, except per share amounts Q3 2023 GAAP RESULTS

$ in millions, except per share amounts Q3 2023 OPERATIONAL RESULTS

While Atleos reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding Atleos's financial results, and are not a substitute for their comparable GAAP measures. Non-GAAP Diluted Earnings Per Share (EPS), Gross Margin (non-GAAP), Gross Margin Rate (non-GAAP), Operating Expenses (non-GAAP), Operating Income (non-GAAP), Operating Margin Rate (non-GAAP), Interest and Other (Expense) (non-GAAP), Income Tax Expense (non- GAAP), Effective Income Tax Rate (non-GAAP), and Net Income Attributable to Atleos (non-GAAP). Atleos’s non-GAAP diluted EPS, gross margin (non-GAAP), gross margin rate (non-GAAP), operating expenses (non-GAAP), operating income (non-GAAP), operating margin rate (non-GAAP), interest and other (expense) (non-GAAP), income tax expense (non-GAAP), effective income tax rate (non-GAAP), and net income attributable to Atleos (non-GAAP) are determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles, stock-based compensation expense, and transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), from Atleos’s GAAP earnings per share, gross margin, gross margin rate, expenses, income from operations, operating margin rate, interest and other income (expense), income tax expense, effective income tax rate and net income attributable to Atleos, respectively. Due to the non-operational nature of these pension and other special items, Atleos's management uses these non-GAAP measures to evaluate year-over-year operating performance. Atleos believes these measures are useful for investors because they provide a more complete understanding of Atleos's underlying operational performance, as well as consistency and comparability with Atleos's past reports of financial results. Adjusted Free Cash Flow-unrestricted (“FCF”). Atleos’s management uses a non-GAAP measure called “Adjusted free cash flow-unrestricted” to assess the financial performance and liquidity of Atleos. We define Adjusted free cash flow-unrestricted as net cash provided by operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus the change in restricted cash settlement activity, and plus pension contributions and settlements. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a reporting period ends. We believe Adjusted free cash flow-unrestricted information is useful for investors because it indicates the amount of cash available after these adjustments for, among other things, investments in Atleos’s existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available, since there may be other non- discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted does not have a uniform definition under GAAP, and therefore Atleos’s definition may differ from other companies’ definitions of this measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP. NON-GAAP MEASURES

Net Debt and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). Atleos determines Net Debt based on its total debt less cash and cash equivalents, with total debt being defined as total short-term borrowings plus total long-term debt, excluding original issue discount and deferred financing fees. Atleos believes that Net Debt provides useful information to investors because Atleos’s management reviews Net Debt as part of its management of overall liquidity, financial flexibility, capital structure and leverage. In addition, certain debt rating agencies, creditors and credit analysts monitor Atleos’s Net Debt as part of their assessments of Atleos’s business. NCR Atleos believes that its Net Leverage Ratio, defined as Net Debt divided by trailing twelve months of Adjusted EBITDA, provides useful information to investors because it is an indicator of the Company’s ability to meet its future financial obligations. In addition, the Net Leverage Ratio is a measure frequently used by investors and credit rating agencies to assess financial position. Atleos’s management uses the non-GAAP measure Adjusted EBITDA because it provides useful information to investors as an indicator of performance of the Company’s ongoing business operations. Atleos determines Adjusted EBITDA based on GAAP Net income attributable to Atleos plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus acquisition-related costs; plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; plus separation- related costs; plus transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); plus stock-based compensation expense; plus other (expense) income items. These adjustments are considered non-operational or non-recurring in nature and are excluded from the Adjusted EBITDA metric utilized by our chief operating decision maker (“CODM”) in evaluating segment performance and are separately delineated to reconcile back to total reported income attributable to Atleos. This format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by Atleos management to make decisions regarding our segments and to assess our financial performance. Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Special Item Related to Russia The war in Eastern Europe and related sanctions imposed on Russia and related actors by the United States and other jurisdictions required us to commence the orderly wind down of our operations in Russia in the first quarter of 2022. As of September 30, 2023, we have ceased operations in Russia and are in process of dissolving our only subsidiary in Russia. As a result, for the three and nine months ended September 30, 2022, our non-GAAP presentation of the measures described above exclude the immaterial impact of our operating results in Russia, as well as the impact of impairments taken to write down the carrying value of assets and liabilities, severance charges, and the assessment of collectability on revenue recognition. No charges have been recognized for the nine months ended September 30, 2023. We consider this to be a non-recurring special item and management has reviewed the results of its business segments excluding these impacts. NON-GAAP MEASURES

Atleos management's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of Atleos's website at www.ncratleos.com. Non-GAAP Reconciliations: With respect to our Adjusted EBITDA and Free Cash Flow estimates for fiscal year 2024, we are not providing a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP Net income attributable to NCR Atleos, and GAAP cash flow from operating activities without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. NON-GAAP MEASURES

GAAP TO NON-GAAP RECONCILIATION $ in millions

GAAP TO NON-GAAP RECONCILIATION $ in millions

NCR ATLEOS

GAAP TO NON-GAAP RECONCILIATION

Q3 2023

$ in millions, except per share amounts

	Q3 2023 QTD GAAP	Transformation Costs	Stock-based Compensation	Acquisition-related amortization of intangibles	Separation Costs	Pension Mark-to-Market Adjustments	Q3 2023 QTD non-GAAP
Product revenue	**252**	$—	$—	$—	$—	**$—**	**$252**
Service revenue	**815**	—	—	—	—	—	**815**
Total revenue	**1,067**	**—**	**—**	—	—	**—**	**1,067**
Cost of products	**209**	—	(2)	—	—	—	**207**
Cost of services	**590**	—	(3)	(15)	—	—	**572**
Gross margin	**268**	**—**	**5**	**15**	**—**	**—**	**288**
Gross margin rate	***25.1%***	*—%*	*0.5%*	*1.4%*	*—%*	***—%***	***27.0%***
Selling, general and administrative expenses	**160**	(1)	(7)	(9)	(46)	**—**	**97**
Research and development expenses	**17**	—	—	—	—	**—**	**17**
Total operating expenses	**177**	(1)	(7)	(9)	(46)	—	**114**
Total operating expense as a % of revenue	***16.6%***	*(0.1)%*	*(0.7)%*	*(0.8)%*	*(4.3)%*	*—%*	***10.7%***
Income from operations	**91**	**1**	**12**	**24**	**46**	**—**	**174**
Income from operations as a % of revenue	***8.5%***	*0.1%*	*1.1%*	*2.3%*	*4.3%*	*—%*	***16.3%***
Interest and Other (expense) income, net	**(1)**	—	—	—	—	(6)	**(7)**
Income from operations before income taxes	**90**	1	12	24	46	(6)	**167**
Income tax (benefit) expense	**147**	—	1	5	(110)	(2)	**41**
Effective income tax rate	***163.3%***						***24.6%***
Net income (loss)	**(57)**	1	11	19	156	(4)	**126**
Net income (loss) attributable to noncontrolling interests	**1**	—	—	—	—	—	**1**
Net income (loss) attributable to Atleos	**$(58)**	**$1**	**$11**	**$19**	**$156**	**($4)**	**$125**
Diluted earnings per share	**$(0.82)**	**$0.01**	**$0.16**	**$0.27**	**$2.21**	**($0.06)**	**$1.77**
Diluted shares outstanding	**70.6**						**70.6**

NCR ATLEOS

GAAP TO NON-GAAP RECONCILIATION

Q2 2023

$ in millions, except per share amounts

	Q2 2023 QTD GAAP	Transformation Costs	Stock-based Compensation	Acquisition-related amortization of intangibles	Separation Costs	Q2 2023 QTD non-GAAP
Product revenue	262	$—	$—	$—	$—	**262**
Service revenue	778	—	—	—	—	**778**
Total revenue	**1,040**	**—**	**—**	—	—	**1,040**
Cost of products	215	—	(2)	—	—	**213**
Cost of services	578	—	(6)	(15)	—	**557**
Gross margin	**247**	**—**	**8**	**15**	—	**270**
Gross margin rate	*23.8%*	*—%*	*0.8%*	*1.4%*	*—%*	***26.0%***
Selling, general and administrative expenses	149	(5)	(9)	(10)	(33)	**92**
Research and development expenses	19	—	(2)	—	—	**17**
Total operating expenses	168	(5)	(11)	(10)	(33)	**109**
Total operating expense as a % of revenue	*16.2%*	*(0.5)%*	*(1.0)%*	*(1.0)%*	*(3.2)%*	***10.5%***
Income from operations	**79**	**5**	**19**	**25**	**33**	**161**
Income from operations as a % of revenue	*7.6%*	*0.5%*	*1.8%*	*2.4%*	*3.2%*	***15.5%***
Interest and Other (expense) income, net	(4)	—	—	—	—	**(4)**
Income from operations before income taxes	75	5	19	25	33	**157**
Income tax (benefit) expense	23	1	1	7	8	**40**
Effective income tax rate	***30.7%***					***25.5%***
Net income (loss)	52	4	18	18	25	**117**
Net income (loss) attributable to noncontrolling interests	**(1)**	—	—	—	—	**(1)**
Net income (loss) attributable to Atleos	**$53**	**$4**	**$18**	**$18**	**$25**	**$118**
Diluted earnings per share	**$0.75**	**$0.06**	**$0.25**	**$0.25**	**$0.35**	**$1.67**
Diluted shares outstanding	**70.6**					**70.6**

Q3 2022 QTD GAAP Transformation Costs Stock-based Compensation Costs Acquisition- related amortization of intangibles Q3 2022 QTD non-GAAP Product revenue $260 $— $— $— $260 Service revenue 770 — — — 770 Total revenue 1,030 — — — 1,030 Cost of products 225 (1) (2) — 222 Cost of services 564 (2) (4) (15) 543 Gross margin 241 3 6 15 265 Gross margin rate 23.4% 0.3% 0.6% 1.4% 25.7% Selling, general and administrative expenses 131 (6) (7) (10) 108 Research and development expenses 7 (1) (1) — 5 Total operating expenses 138 (7) (8) (10) 113 Total operating expense as a % of revenue 13.4% (0.7)% (0.8)% (0.9)% 11.0% Income from operations 103 10 14 25 152 Income from operations as a % of revenue 10.0% 1.0% 1.4% 2.4% 14.8% Interest and Other (expense) income, net (3) — — — (3) Income from operations before income taxes 100 10 14 25 149 Income tax (benefit) expense 36 1 1 7 45 Effective income tax rate 36.0% 30.2% Net income (loss) 64 9 13 18 104 Net income (loss) attributable to noncontrolling interests — — — — — Net income attributable to Atleos $64 $9 $13 $18 $104 Diluted earnings per share $0.91 $0.13 $0.18 $0.25 $1.47 Diluted shares outstanding 70.6 70.6 GAAP TO NON-GAAP RECONCILIATION $ in millions, except per share amounts Q3 2022

Q3 2023 QTD Q3 2023 QTD non- GAAP Net Income attributable to Atleos common stockholders $(58) $125 Number of basic and diluted shares outstanding 70.6 70.6 Earnings per share - basic and diluted(1) $(0.82) $1.77 (1) On October 16, 2023, the date of Separation, 70,606,892 shares of Atleos’s Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three months ended September 30, 2023, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation. GAAP TO NON-GAAP RECONCILIATION $ in millions, except per share amounts Q3 2023

Q2 2023 QTD Q2 2023 QTD non- GAAP Net Income attributable to Atleos common stockholders $53 $118 Number of basic and diluted shares outstanding 70.6 70.6 Earnings per share - basic and diluted(1) $0.75 $1.67 (1) On October 16, 2023, the date of Separation, 70,606,892 shares of Atleos’s Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three months ended June 30, 2023, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation. GAAP TO NON-GAAP RECONCILIATION $ in millions, except per share amounts Q2 2023

Q3 2022 QTD GAAP Q3 2022 QTD non- GAAP Net Income attributable to Atleos common stockholders $64 $104 Number of basic and diluted shares outstanding 70.6 70.6 Earnings per share - basic and diluted $0.91 $1.47 (1) On October 16, 2023, the date of Separation, 70,606,892 shares of Atleos’s Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three months ended September 30, 2022, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation. GAAP TO NON-GAAP RECONCILIATION $ in millions, except per share amounts Q3 2022

Q3 2023 Q2 2023 Q3 2022 Cash provided by operating activities $147 $80 $226 Less: Total capital expenditures $(48) $(14) $(36) Plus: Pension contributions $9 $— $1 Plus: Restricted cash settlement activity $3 $5 $(51) Adjusted Free Cash Flow $111 $71 $140 $ in millions GAAP TO NON-GAAP RECONCILIATION

Cash Usage and ATM Install Base – Additional Supporting Articles 35 ATM market has grown in more than half of countries analyzed by RBR U.S. ATM count grew by 21,000 terminals in 2022 21 states have enacted or are progressing cashless ban legislation Cash withdrawal value recovers after pandemic impact Cash remains a key economic driver in the Middle East / North Africa, even for e-commerce payments INCREASE IN CASH PEOPLE HAVE 1) IN THEIR WALLET AND 2) STORED AT HOME, CAR, ETC (SOURCE: US Diary of Payment Choices 2022) • The value of cash held in a consumer’s pocket, purse, or wallet (called on-person holdings) averaged $67 in 2021, compared to $60 in 2019. [NOTE: It rose to $76 in the first pandemic year, and then fell back to $67 in 2021, which is still meaningfully higher than the average between 2016 – 2019] • The value of cash held in a consumer’s home, car, or elsewhere (called store-of-value holdings) remained elevated at $347 in 2021, compared to $299 in 2020 and $241 in 2019. USA - CASH IS PARTICULARLY IMPORTANT FOR LOWER INCOME HOUSEHOLDS (SOURCE: US Diary of Payment Choices 2022) • Consumers in lower income households continued to rely on cash for Payments. Use of cash use is correlated with a consumer’s household income. On average, consumers in households with lower income have a higher share of cash use than those in higher income households. In 2021, the share of cash use for consumers in households making less than $25,000 was approximately three times higher (36 percent) than that of those living in households making more than $150,000 (11 percent). USA - THE PERCENT OF CONSUMERS AGAINST A ‘CASHLESS’ SOCIETY IS INCREASING, WITH 62% AGAINST, UP FROM 57% IN 2020 (SOURCE) • The number of consumers against the idea of a cashless society, rose from 57% in 2020 to 62% in 2022, according to data from Civic Source, based on more than 11,000 responses. Only 6% of consumers said they were “all for” a cashless society, compared to 8% in 2020. USA - THE US HOUSE OF REPRESENTATIVES HAS INTRODUCED “THE RETAILERS PAYMENT CHOICE ACT” (H.R. 4395) WHICH GUARANTEES THE RIGHT TO PAY IN CASH FOR ALL RETAIL TRANSACTIONS UNDER $2,000 (SOURCE) • The Payment Choice Act guarantees the right to pay in cash for all retail transactions under $2,000. Currently, there are 55 million Americans who lack a bank account or credit card and need to use cash to pay for goods and services. These Americans would be left out of the economy completely if cash is banned. EURO REGION - CASH REMAINS THE MOST FREQUENTLY USED MEANS OF PAYMENT (SOURCE) • The study demonstrates that cash is still the most frequently used means of payment at point of sale, although its use in the euro area has declined. In 2016 and 2019, 79% and 72% of the total number of transactions at points of sale, such as shops and restaurants, were made in cash. • More than half of all day-to-day transactions in shops, restaurants, etc. are made using coins and banknotes. Many languages in Europe have expressions such as “cash is king” or “nur Bares ist Wahres” GERMANY - CASH REMAINS MOST FREQUENTLY USED MEANS OF PAYMENT IN GERMANY (SOURCE - 06.07.2022 Press release Deutsche Bundesbank DE) • Cash continues to be the most frequently used means of payment in Germany, although cashless payments are increasing their share. These are the findings of the Bundesbank’s sixth study on payment behaviour in Germany for 2021. Respondents used banknotes and coins to make a total of 58% of their payments for purchases of goods and services, • Individuals carried around €100 in their wallets on average, almost as much as they did four years ago (€103). The vast majority of respondents (69%) said they intend to continue paying in cash in the future as hitherto. • NCR View : Cash use has a very long tail despite the projections of overly steep declines (SOURCE)